UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event Reported): May 20, 2005

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

Nurescell Inc.

914 Westwood Boulevard, Suite 809, Los Angeles, California 90024

(Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01  Entry into a Material Definitive Agreement.

Effective May 20, 2005, Registrant entered into subscription agreements with accredited investors providing for the purchase and sale of units of Registrant’s Common Stock at a price of $4.00 per unit (a “Unit” or “Units” in the plural).  Each Unit consisted of two shares of common stock and one common stock purchase warrant (a “Warrant” or “Warrants” in the plural) entitling the holder thereof to purchase one share of Registrant's common stock prior to May 16, 2008 at a strike price per share of $3.50.  In connection with this sale of Units, Registrant entered into Registration Rights Agreements (the "Registration Agreements"), providing for the registration for resale of the shares sold as well as the shares underlying the Warrants.  Reference is made to the disclosure under Item 3.02 below.  Forms of the Warrants are attached as Exhibit 10.1 and forms of the Registration Rights Agreements are attached as Exhibit 10.2 and are incorporated by reference into this Report.

Effective the close of business on May 20, 2005, Registrant entered into an agreement and plan of reorganization (the "Merger Agreement") by and among Registrant, HOTJ Acquisition Corp., a wholly owned subsidiary of Registrant ("Merger Sub"), and House of Taylor Jewelry, Inc. (“HOTJ”), a California corporation, providing for the merger of Merger Sub with and into HOTJ.  Pursuant to the Merger Agreement the issued and outstanding capital stock of HOTJ was exchanged into common stock of Registrant and Registrant agreed to assume HOTJ’s outstanding options and warrants.  The Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference into this Report.

Effective the date of the Merger Agreement Registrant changed its name to House of Taylor Jewelry, Inc. and HOTJ changed its name to Global Jewelry Concepts, Inc.

The foregoing descriptions of the Merger Agreement, Purchase Agreements and Registration Rights Agreements do not purport to be complete and are qualified in their entity by reference to the Merger Agreement and forms of Purchase Agreement and Registration Rights Agreement, which are filed as exhibits to this Report.

Item 1.02  Termination of a Material Definitive Agreement.

Registrant had previously issued to Triton Private Equities Fund, L.P. (“Triton”) a Convertible Promissory Note dated March 21, 2003 (the “Note”).  Pursuant to the terms of the Note (as amended), on May 20, 2005 Triton converted the Note into 400,000 shares of Registrant’s $0.0001 par value common stock.  As a result of that conversion,  all of the principal and accrued interest of the Note was deemed paid in full and the Note was cancelled.  Prior to February 16, 2005,  Triton had been Registrant’s controlling shareholder.

Section 2 – Financial Information.

Item 2.01   Completion of Acquisition or Disposition of Assets

On May 20, 2005, pursuant to the Merger Agreement, Merger Sub merged with and into HOTJ with HOTJ surviving as a wholly-owned subsidiary of Registrant (the “Merger”). Under the terms of the Merger Agreement, Registrant agreed to exchange one share of its common stock for each of the outstanding shares of HOTJ capital stock. As a result of the Merger, Registrant exchanged 30,000,000 shares of its Common Stock to shareholders of HOTJ for 30,000,000 shares of HOTJ capital stock. Registrant also agreed to exchange its options and warrants covering 1,860,000 shares of Common Stock to holders of HOTJ’s options and warrants covering 1,860,000 shares of HOTJ’s Class A Common Stock.

The principal shareholders of the Registrant immediately following the Merger are:

Name	Number of Shares Owned	Percentage
Interplanet Productions, Ltd.	12,000,000	35.6% *
Sandbox Jewelry, LLC	6,000,000	17.8% *
Jack Abramov	4,040,000	12.0%
Monty Abramov	4,040,000	12.0%
Raphael and Rachel Abramov Family Trust	2,020,000	6.0%

*Registrant is obligated to issue up to 2,000,000 additional shares of common stock to Interplanet Productions Ltd. and up to 1,000,000 shares of common stock to Sandbox Jewelry LLC (the “Added Merger Consideration”), solely in the event that the closing price of Registrant’s common stock is at least $3.00 per share for not less than ten consecutive trading days. If Registrant is required to issue the Added Merger Consideration, Interplanet Productions Ltd. will own 14,000,000 shares of common stock, or 38.1% of Registrant’s outstanding stock, and Sandbox Jewelry, LLC will own 7,000,000 shares of common stock or 19.1% of  Registrant’s outstanding stock.

Section 3 – Securities and Trading Markets.

Item 3.02  Unregistered Sales of Equity Securities.

Effective the close of business on May 20, 2005, Registrant issued and sold 250,000 shares of its Common Stock and warrants to purchase 125,000 shares of Common Stock at a price of $4.00 per unit (the “Offering”). Registrant generated gross proceeds of $500,000. The units were privately offered and sold to accredited investors pursuant to Rule 506 of Regulation D and the sale of shares and warrants was exempt from the registration requirements of the Securities Act of 1933, as amended. Registrant did not utilize the services of a placement agent.

As described above in Item 1.02, on May 20, 2005, Registrant issued 400,000 shares of its $0.0001 par value common stock to Triton in an unregistered issuance pursuant to the Note. Based on the fact that Triton had been Registrant’s controlling shareholder until February 16, 2005, the Registrant believes that the issuance was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Section 4(2)”).

On May 20, 2005, Registrant issued 150,000 shares of its common stock in an unregistered issuance for services provided to Registrant in connection with the Merger Agreement. The issuee represented to Registrant that it (i) is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933), (ii) has the business or financial experience to protect its interests in connection with its investment in Registrant and to evaluate the merits and risks of such investment and (iii) has a net worth and/or annual income which give it the ability to bear the economic risk of its investment in Registrant. Based on the foregoing, Registrant believes that this issuance was made pursuant to an exemption from registration under Section 4(2).

Section 5 – Corporate Governance and Management.

Item 5.01  Changes in Control of Registrant.

Please see items 2.01 and 5.02 below.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

Item 5.02 Election of Directors; Departure of Directors or Principal Officers; Appointment of Principal Officers

Pursuant to the Merger Agreement: (a) Jack Abramov, the President and Chief Executive Officer of HOTJ has been appointed President and Chief Executive Officer and a Director of Registrant; (b) Monty Abramov, Vice President and Design Director of HOTJ has been appointed Vice President and Design Director and a Director of Registrant; (c) Jack Brehm, the Chief Financial Officer of HOTJ, has been appointed Chief Financial Officer and a Director of Registrant. Arthur Lyons, sole officer and Director of Registrant has resigned. Each of these elections, appointments and resignations was effective as of close of business on May 20, 2005.

Jack Abramov has served as the President and Chief Executive Officer of HOTJ since its inception in April 2005. Since 2004 Jack Abramov has also served as President of Tech Line Jewelry, Inc., a family owned jewelry company, in which he was one of the principal shareholders until its acquisition by HOTJ in April 2005. From about September 2001 until about March 2004, Jack Abramov was Vice President and Director of Tech Line. From about 1990 until about September 2001, Jack Abramov was a partner of RJM Jewelry Manufacturers and Importers, a California general partnership (“RJM”). Tech Line is a family owned business, originally founded by Raphael and Rachel Abramov, the parents of Jack Abramov and Monty Abramov. Jack Abramov and Monty Abramov are brothers.

Monty Abramov served as Vice President of HOTJ since its inception in April 2004. Since September 2001, Monty Abramov has also served as Vice President and Design Director of Tech Line. From about 1993 until September 2001, Monty Abramov was employed by and subsequently became a partner of RJM. Jack Abramov and Monty Abramov are brothers.

Jack Brehm has served as Chief Financial Officer of Tech Line and of HOTJ since April 2005. From June 1951 to September 1988, Mr. Brehm was with Ernst & Young LLP, an international firm of independent public accountants. At his retirement in September 1988, Mr. Brehm was a senior partner in the Century City, Los Angeles office of the firm and was a member of the firm’s accounting and auditing committee. Since his retirement from Ernst & Young LLP, Mr. Brehm has acted as a consultant on merger, acquisition and other business matters. From mid 2002 to October 2004, Mr. Brehm served as the part time Chief Executive Officer and Chief Financial Officer and as a member of the Board of Directors of CDMI Productions, Inc. (name subsequently changed to Gener8xion Entertainment, Inc.). Gener8Xion Entertainment, Inc. is an independent entertainment company in the development stage which reports that it is principally engaged in financing, producing, distributing and developing "family based" feature films, episodic television shows, animated features and documentaries.

In May 2005 HOTJ entered into employment agreements with Jack Abramov and Monty Abramov to serve as President and Chief Executive Officer of HOTJ and as Vice President of HOTJ, respectively. The term of each agreement is seven years. Under their employment agreements with HOTJ, each of Jack Abramov and Monty Abramov is entitled to receive an annual salary of $240,000, a targeted bonus at the discretion of the Registrant’s Board of Directors and a monthly car allowance. The foregoing descriptions of the employment agreements for Jack Abramov and Monty Abramov do not purport to be complete and are qualified in their entity by reference to the employment agreements for Jack Abramov and Monty Abramov, which are filed as exhibits to this Report.

  Item 7.01   Regulation FD Disclosure

On May 23, 2005, Registrant issued a press release announcing the completion of the merger of HOTJ with a wholly owned subsidiary of Registrant. A copy of this release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired. Financial statements of Registrant and HOTJ are not included in this Report.  Registrant will file such financial statements with the Securities and Exchange Commission on or before July 29, 2005.

(b)

Pro forma Financial Information. Pro forma financial statements of Registrant and HOTJ are not included in this Report.  Registrant will file such financial statements with the Securities and Exchange Commission on or before July 29, 2005.

(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of May 20, 2005, by and among Nurescell, Inc., HOTJ Acquisition Corp. and House of Taylor of Jewelry, Inc.
10.1	Form of Warrant Agreement
10.2	Form of Registration Rights Agreement
10.3	Employment Agreement - Jack Abramov
10.4	Employment Agreement - Monty Abramov
10.5	Employment Agreement - Rachel Abramov
99.1	Press Release dated May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005	House of Taylor Jewelry, Inc. (Registrant)
/s/ Jack Brehm
Jack Brehm Chief Financial Officer (Principal Financial and Accounting Officer)